                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 April 4, 1996
                                 -------------


                             Wang Laboratories, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


                1-5677                                  04-2192707
        ------------------------            ---------------------------------
        (Commission File Number)            (IRS Employer Identification No.)


            600 Technology Park Drive, Billerica, Massachusetts    01821
            ------------------------------------------------------------
               (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code (508) 967-5000
                                                           --------------

ITEM 5.   OTHER EVENTS
          ------------

     Attached as an exhibit to this Current Report of Form 8-K are audited financial statements of the Company as of and for the six months ended December 31, 1995, the year ended June 30, 1995, the nine months ended June 30, 1994, the three months ended September 30, 1993 and the year ended June 30, 1993. The audited financial statements for the six months ended December 31, 1995 include an unaudited note containing summarized income statement data for the Company for the eleven month period ended December 31, 1995. Included in the eleven month period are the results of operations of the worldwide workflow and imaging business, the U.S. federal systems business, the U.S. customer service business and the sales and service subsidiaries in Canada, Mexico, Australia and New Zealand, which were acquired on January 31, 1995 from Compagnie des Machines Bull.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

          (a) Financial Statements of the Company as of and for the six months ended December 31, 1995, the year ended June 30, 1995, the nine months ended June 30, 1994, the three months ended September 30, 1993 and the year ended June 30, 1993.
          (c) Exhibit

              Item No.          Description                Page No.
              --------          -----------                --------
                23.1            Consent of                    50
                                Ernst & Young LLP,
                                Independent Auditors

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             WANG LABORATORIES, INC.



Dated:  April 4, 1996             By:  /s/  Franklyn A. Caine
                                       ------------------------------
                                        Franklyn A. Caine
                                        Executive Vice President
                                         and Chief Financial Officer

WANG LABORATORIES, INC. AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS

Report of Ernst & Young, LLP, Independent Auditors      5

Consolidated Financial Statements
     Consolidated Statements of Operations              6
     Consolidated Balance Sheets                        8
     Consolidated Statements of Cash Flows              9
     Consolidated Statements of Stockholders' Equity   11
     Notes to Consolidated Financial Statements        13

REPORT OF INDEPENDENT AUDITORS

Board of Directors
Wang Laboratories, Inc.

We have audited the accompanying consolidated balance sheets of Wang Laboratories, Inc. and subsidiaries ("the Company") as of December 31, 1995 and June 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the six months ended December 31, 1995, the year ended June 30, 1995, the nine months ended June 30, 1994, the three months ended September 30, 1993, and the year ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note J to the consolidated financial statements, the Company's reorganization plan was confirmed by the United States Bankruptcy Court on September 21, 1993 and became effective on September 30, 1993. In accordance with the American Institute of Certified Public Accountants Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," the Company was required to account for the reorganization using "Fresh-Start Reporting." Accordingly, all consolidated financial statements prior to September 30, 1993, are not comparable to the consolidated financial statements for periods after the implementation of fresh-start reporting.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wang Laboratories, Inc. and subsidiaries at December 31, 1995, June 30, 1995 and 1994, and the consolidated results of their operations and their cash flows for the six months ended December 31, 1995, the year ended June 30, 1995, the nine months ended June 30, 1994, the three months ended September 30, 1993, and the year ended June 30, 1993, in conformity with generally accepted accounting principles.

                                        Ernst & Young LLP

Boston, Massachusetts
March 6, 1996

Wang Laboratories, Inc. and Subsidiaries
Consolidated Statements of Operations

(Dollars in millions except per share data)

                                                     Reorganized Company                Predecessor Company
                                            -------------------------------------     ------------------------
                                             Six Months      Year     Nine Months     Three Months      Year
                                                Ended       Ended        Ended           Ended         Ended
                                            December 31,   June 30,    June 30,       September 30,   June 30,
                                               1995          1995        1994             1993          1993
                                            ------------   --------    --------       -------------   --------
Revenues

  Product sales                              $192.6       $  365.7     $239.1             $ 64.1      $  439.6

  Service and other                           364.1          581.5      405.3              146.8         807.4
                                             ------       --------     ------             ------      --------
    Total revenues                            556.7          947.2      644.4              210.9       1,247.0

Costs and expenses

  Cost of product sales                       127.3          254.4      147.7               40.1         339.2

  Cost of service and other                   246.3          401.8      260.1               86.9         440.4

  Research and development                     18.3           31.5       29.7               10.0          72.2

  Selling, general and administrative         126.5          230.0      174.6               61.5         452.3

  Amortization of intangibles -
    acquisition and fresh-start                21.4           32.0       20.7                 --            --

  Acquisition-related charges                  27.2           64.2         --                 --            --
                                             ------       --------     ------             ------      --------

               Total costs and expenses       567.0        1,013.9      632.8              198.5       1,304.1
                                             ------       --------     ------             ------      --------

Operating income (loss)                       (10.3)         (66.7)      11.6               12.4         (57.1)

Other (income) expense

  Interest expense                              2.2            3.7        3.5                1.2          15.0

  Other income - net                           (5.9)         (12.7)     (12.3)              (1.1)         (2.2)
                                             ------       --------     ------             ------      --------
     Total other (income) expense              (3.7)          (9.0)      (8.8)               0.1          12.8
                                             ------       --------     ------             ------      --------


INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE REORGANIZATION
  EXPENSES, INCOME TAXES, FRESH-
  START REPORTING ADJUSTMENT
  AND EXTRAORDINARY ITEM                       (6.6)         (57.7)      20.4               12.3         (69.9)

Reorganization expenses, including
  restructuring items                            --             --         --               34.9         127.3
                                             ------       --------     ------             ------      --------

INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES,
  FRESH-START REPORTING ADJUSTMENT
  AND EXTRAORDINARY ITEM                       (6.6)         (57.7)      20.4              (22.6)       (197.2)

Provision for income taxes                      7.2            3.6        9.8                0.4            --
                                             ------       --------     ------             ------      --------

INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE FRESH-START
  REPORTING ADJUSTMENT AND
  EXTRAORDINARY ITEM                          (13.8)         (61.3)      10.6              (23.0)       (197.2)

                            (CONTINUED ON NEXT PAGE)

Wang Laboratories, Inc. and Subsidiaries
Consolidated Statements of Operations (Continued)

(Dollars in millions except per share data)

                                                     Reorganized Company                Predecessor Company
                                            -------------------------------------     ------------------------
                                             Six Months      Year     Nine Months     Three Months      Year
                                                Ended       Ended        Ended           Ended         Ended
                                            December 31,   June 30,    June 30,       September 30,   June 30,
                                               1995          1995        1994             1993          1993
                                            ------------   --------    --------       -------------   --------

Fresh-start reporting adjustment                --             --         --              193.6            --
Gain on debt discharge                          --             --         --              329.3            --

NET INCOME (LOSS)                            (13.8)         (61.3)      10.6              499.9        (197.2)
                                            ------         ------       ----             ------       -------

Dividends and accretion on
  preferred stock                             (6.8)          (8.7)      (4.2)                --            --

NET INCOME (LOSS) APPLICABLE TO
  COMMON STOCKHOLDERS                       $(20.6)        $(70.0)      $ 6.4            $499.9       $(197.2)
                                            ======         ======       =====            ======       =======

NET INCOME (LOSS) PER SHARE                 $(0.58)        $(2.04)      $0.20              *             *
                                            ======         ======       =====            ======       =======

*  Per share data are not presented for periods prior to September 30, 1993, the Confirmation Date of the
   Company's Reorganization Plan, due to the general lack of comparability as a result of the revised capital structure of the Company.

               See notes to the consolidated financial statements.

Wang Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheets


                                                 Pro Forma
                                             December 31, 1995                                     June 30,
                                                (Unaudited)            December 31,            ---------------
(Dollars in millions)                          (See Note M)                1995                1995       1994
                                             -----------------         ------------            -----     -----
Assets
Current assets
   Cash and equivalents                           $196.0                   $130.0              $182.4    $189.4
   Accounts receivable, net                        230.4                    230.4               182.5     128.5
   Inventories                                      26.0                     26.0                24.4      27.6
   Other current assets                             38.0                     38.0                37.2      37.3
                                                  ------                   ------              ------    ------
     Total current assets                          490.4                    424.4               426.5     382.8

Depreciable assets, net                            122.2                    122.2               134.4      79.6
Intangible assets, net                             268.4                    268.4               274.0     193.4
Other                                               26.8                     26.8                25.8      30.2
                                                  ------                   ------              ------    ------
     Total assets                                 $907.8                   $841.8              $860.7    $686.0
                                                  ======                   ======              ======    ======

Liabilities and stockholders' equity
Current liabilities
   Borrowings due within one year                 $  2.9                   $  2.9             $   3.0    $  3.6
   Accounts payable, accrued expenses
     and other                                     279.4                    279.4               276.4     213.6
   Income taxes                                     10.2                     10.2                10.1      12.7
   Deferred service revenue                         82.2                     82.2                93.3      58.2
                                                  ------                   ------              ------    ------
     Total current liabilities                     374.7                    374.7               382.8     288.1

Long-term liabilities
   Debt                                             24.1                     24.1                23.0       2.0
   Restructuring                                     7.9                      7.9                 9.0      19.6
   Other liabilities                                86.2                     86.2                80.8      58.9
                                                  ------                   ------              ------    ------
     Total long-term liabilities                   118.2                    118.2               112.8      80.5

Redeemable preferred stock                          84.4                    148.3               145.6      53.2

Stockholders' equity
   Convertible preferred stock, 143,750 shares
     authorized and outstanding; (Pro Forma)
     liquidation preference of $143.8 million      138.9                       --                  --        --
   Common stock, 100,000,000 shares
     authorized; outstanding shares:
     36,005,204 at December 31, 1995,
     35,698,730 at June 30, 1995 and
     31,979,766 at June 30, 1994                     0.3                      0.3                 0.3       0.3
   Capital in excess of par value                  268.3                    277.3               281.1     253.8
   Cumulative translation adjustment                (1.8)                    (1.8)               (0.5)      3.0
   Retained earnings (deficit)                     (75.2)                   (75.2)              (61.4)      7.1
                                                  ------                   ------              ------    ------
     Total stockholders' equity                    330.5                    200.6               219.5     264.2
                                                  ------                   ------              ------    ------

     Total liabilities and stockholders'
     equity                                       $907.8                   $841.8              $860.7    $686.0
                                                  ======                   ======              ======    ======


               See notes to the consolidated financial statements.

Wang Laboratories, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

(Dollars in millions)


                                                     Reorganized Company                Predecessor Company
                                            -------------------------------------     ------------------------
                                             Six Months      Year     Nine Months     Three Months      Year
                                                Ended       Ended        Ended           Ended         Ended
                                            December 31,   June 30,    June 30,       September 30,   June 30,
                                               1995          1995        1994             1993          1993
                                            ------------   --------    --------       -------------   --------
OPERATING ACTIVITIES

  Net income (loss)                          $(13.8)      $ (61.3)     $ 10.6             $ 499.9     $(197.2)

  Depreciation                                 28.0          43.0        27.7                11.6        83.3

  Amortization                                 24.2          37.5        22.4                 0.8         6.0

  Gain on asset sales                            --          (1.6)         --                  --       (25.2)

  Non-cash provision for income taxes           6.8           3.4         7.2                  --          --

  Provision for acquisition-related charges    27.2          64.2          --                  --          --

  Payments of acquisition-related charges     (17.6)        (20.3)         --                  --          --

  Fresh-start reporting adjustment               --            --          --              (193.6)         --

  Extraordinary gain on debt discharge           --            --          --              (329.3)         --

  Reorganization provisions                      --            --          --                30.1       117.4

  Foreign exchange adjustment                    --            --          --                (7.4)         --

  Write-off of other assets                      --            --          --                  --         4.0

Changes in other accounts affecting
  operations

    Accounts receivable                       (40.7)         49.5        15.8                13.5       144.1

    Inventories                                 2.3          11.9         8.5                 8.3        42.9

    Other current assets                       (1.2)         (0.5)       15.1                 4.8        10.5

    Accounts payable and other current
      liabilities                             (13.5)        (40.3)        0.6                (4.4)      (30.8)

    Other                                      (0.6)         (0.4)        9.2                 0.5         6.3
                                             ------       -------      ------             -------     -------

Net changes in other accounts effecting
  operations                                  (53.7)         20.2        49.2                22.7       173.0
                                             ------       -------      ------             -------     -------

Net cash provided by operations
  before restructuring payments and
  reorganization-related items                  1.1          85.1       117.1                34.8       161.3

Restructuring payments and reorganization-
  related items                                (8.1)        (57.8)      (83.4)              (25.7)     (130.3)
                                             ------       -------      ------             -------     -------

Net cash provided by (used in) operations      (7.0)         27.3        33.7                 9.1        31.0
                                             ------       -------      ------             -------     -------

INVESTING ACTIVITIES

  Investment in depreciable assets            (23.8)        (35.1)      (15.1)               (4.6)      (22.6)

  Investment in capitalized software           (1.4)         (5.9)       (2.6)               (1.3)       (2.6)

  Proceeds from asset sales                      --          26.4        11.2                 4.7          --

  Business acquisitions, net of cash acquired (15.8)       (109.6)       (3.4)                 --          --

  Other                                        (3.6)         (6.1)       (5.4)                0.3        (1.1)
                                             ------       -------      ------             -------     -------

  Net cash used in investing activities       (44.6)       (130.3)      (15.3)               (0.9)      (26.3)
                                             ------       -------      ------             -------     -------

                            (CONTINUED ON NEXT PAGE)

Wang Laboratories, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Continued)

(Dollars in millions)


                                                     Reorganized Company                Predecessor Company
                                            -------------------------------------     ------------------------
                                             Six Months      Year     Nine Months     Three Months      Year
                                                Ended       Ended        Ended           Ended         Ended
                                            December 31,   June 30,    June 30,       September 30,   June 30,
                                               1995          1995        1994             1993          1993
                                            ------------   --------    --------       -------------   --------
FINANCING ACTIVITIES

  Proceeds from long-term debt                  --           1.1          --                 2.0          --

  Payments of long-term debt                  (0.4)         (1.8)       (2.8)               (1.6)       (7.3)

  Net increase (decrease) in short-term
    borrowings                                (0.7)          0.9         1.7               (30.7)      (41.1)

  Proceeds from sale of preferred stock         --          84.0        49.0                  --          --

  Proceeds from sale of 1.5 million shares
    of common stock                             --            --        11.0                  --          --

  Dividends paid                              (2.0)           --          --                  --          --

  Other                                        2.2           6.1          --                  --        (0.1)
                                            ------        ------      ------              ------      ------

  Net cash provided by (used in)
    financing activities                      (0.9)         90.3        58.9               (30.3)      (48.5)
                                            ------        ------      ------              ------      ------

  Effect of changes in foreign
    exchange rates on cash                     0.1           5.5         2.8                (3.7)       (5.4)
                                            ------        ------      ------              ------      ------

  INCREASE (DECREASE) IN CASH
    AND EQUIVALENTS                          (52.4)         (7.2)       80.1               (25.8)      (49.2)

  CASH AND EQUIVALENTS AT BEGINNING
    OF PERIOD                                182.4         189.6       109.3               135.1       184.3
                                            ------        ------      ------              ------      ------

CASH AND EQUIVALENTS AT END OF PERIOD       $130.0        $182.4      $189.4              $109.3      $135.1
                                            ======        ======      ======              ======      ======

               See notes to the consolidated financial statements.

Wang Laboratories, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity

                                                                                              Retained
                                   New    Class B    Class C    Capital in    Cumulative      Earnings
                                 Common   Common     Common     Excess of     Transition    (Accumulated
(Dollars in millions)             Stock    Stock      Stock     Par Value     Adjustment       (Deficit)     Total
- -------------------------------------------------------------------------------------------------------------------
Balance June 30, 1992             $ --    $ 81.5      $ 2.9      $ 977.5       $ (67.6)       $(1,280.7)   $(286.4)

 Net loss                                                                                        (197.2)    (197.2)

Repurchase of common stock
  (210,552 Class B shares)                  (0.5)                                                             (0.5)

Currency translation                                                             (16.8)                      (16.8)

Other                                                                                              (0.5)      (0.5)
                                  ----     -----      -----      -------       -------        ---------    -------
Balance June 30, 1993               --      81.0        2.9        977.5         (84.4)        (1,478.4)    (501.4)

Net income                                                                                        499.9      499.9

Stock plans                                                          0.2                                       0.2

Repurchase of common stock
  (40,626 Class B shares)                   (0.2)                                                             (0.2)

Currency translation                                                               1.4                         1.4

Fresh-start reporting
  adjustments                              (80.8)      (2.9)      (977.7)         83.0            978.4         --

Issuance of new common stock
  (30,316,500 shares)              0.3                             243.6                                     243.9

Other                                                                                               0.1        0.1
                                  ----     -----      -----      -------       -------        ---------    -------

Balance September 30, 1993 -
  Reorganized Company              0.3        --         --        243.6            --               --      243.9

Net income                                                                                         10.6       10.6

Stock issued in private
  financing (1,500,000 shares)                                      10.8                                      10.8

Stock grants (163,266 shares)                                        1.2                                       1.2

Dividends and accretion on
  preferred stock                                                   (1.8)                          (2.4)      (4.2)

Currency translation                                                               3.0                         3.0

Other                                                                                              (1.1)      (1.1)
                                  ----     -----      -----      -------       -------        ---------    -------
Balance June 30, 1994              0.3        --         --        253.8           3.0              7.1      264.2

                            (CONTINUED ON NEXT PAGE)

Wang Laboratories, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity (Continued)

                                                                                                         Retained
                                             New    Class B    Class C    Capital in    Cumulative       Earnings
                                           Common   Common     Common     Excess of     Transition     (Accumulated
(Dollars in millions)                       Stock    Stock      Stock     Par Value     Adjustment       (Deficit)     Total
- ----------------------------------------------------------------------------------------------------------------------------
Balance June 30, 1994                        0.3      --         --         253.8          3.0             7.1         264.2

Effect of pooling of interests -
  business combination (1,790,971 shares)                                     7.7                         (4.1)          3.6

Net loss                                                                                                 (61.3)        (61.3)

Stock issued in business
  acquisition (1,650,000
  shares)                                                                    22.9                                       22.9

Stock plans (277,993 shares)                                                  2.3                                        2.3

Dividends and accretion on
  preferred stock                                                            (5.6)                        (3.1)         (8.7)

Currency translation                                                                      (3.5)                         (3.5)
                                            ----     ---        ---        ------        -----          ------        ------

Balance June 30, 1995                        0.3      --         --         281.1         (0.5)          (61.4)        219.5

Net loss                                                                                                 (13.8)        (13.8)

Stock plans (306,474 shares)                                                  3.0                                        3.0

Dividends and accretion on
  preferred stock                                                            (6.8)                                      (6.8)

Currency translation                                                                      (1.3)                         (1.3)
                                            ----     ---        ---        ------        -----          ------        ------

Balance December 31, 1995                   $0.3     $--        $--        $277.3        $(1.8)         $(75.2)       $200.6
                                            ====     ===        ===        ======        =====          ======        ======


               See notes to the consolidated financial statements.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION: On August 18, 1992, Wang Laboratories, Inc. the Company's predecessor Massachusetts corporation (the "Predecessor Company"), filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. On September 30, 1993 (the "Confirmation Date"), a formal confirmation order by the U.S. Bankruptcy Court for the District of Massachusetts with respect to the Company's plan of reorganization (the "Reorganization Plan") became effective. At that time, the Company effectively emerged from bankruptcy and its debtor-in-possession status, subject only to compliance with the terms of the Reorganization Plan (see Note J, Fresh-Start Reporting, Reorganization and Restructuring Expenses).

The results of operations for the six month period ended December 31, 1995 are not necessarily indicative of those that may be expected for the full year.

The financial statements for the six months ended December 31, 1995 and for the twelve months ended June 30, 1995 have been restated to include the financial statements of Avail Systems Corporation ("Avail"), which was acquired on December 18, 1995, and accounted for using the pooling of interests method (see Note B, Business Acquisitions and Acquisition-Related Charges).

Certain amounts in previously issued financial statements have been reclassified to conform to current presentations.

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and all subsidiaries. All significant intercompany accounts and transactions are eliminated. Investments in affiliated companies, owned more than 20% but not in excess of 50%, are recorded on the equity method.

CASH AND EQUIVALENTS: Cash and equivalents include time deposits, certificates of deposit, and repurchase agreements with original maturities of three months or less. Also included is restricted cash, totaling $12.6 million, $14.4 million and $20.0 million at December 31, 1995, June 30, 1995 and June 30, 1994, respectively. Restrictions relate primarily to financing arrangements and statutory reserves for the Company's insurance subsidiaries. All of the Company's investments are classified as available-for-sale and are carried at fair value with realized gains and losses included in the determination of income. Management determines the approximate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

CURRENCY TRANSLATION: For most non-U.S. subsidiaries, which operate in a local currency environment, assets and liabilities are translated at period-end exchange rates, and income statement items are translated at the average exchange rates for the period. Translation adjustments are reported in a separate component of stockholders' equity, which also includes exchange gains and losses on certain intercompany balances of a long-term investment nature.

For those non-U.S. subsidiaries operating in U.S. dollars or in a highly inflationary economy, net nonmonetary assets are translated at historical exchange rates, and net monetary assets are translated at current exchange rates. Translation adjustments are included in the determination of income.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A (Continued)

CONCENTRATION OF CREDIT RISK: Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments and trade receivables. The Company restricts investment of temporary cash investments to financial institutions with investment grade credit ratings. Credit risk on trade receivables is minimized as a result of the large and diverse nature of the Company's worldwide customer base. In addition, trade receivables included $79.3 million at December 31, 1995, and $53.5 million and $23.5 million at June 30, 1995 and 1994, respectively, due from the U.S. government and its agencies. The increase from June 30, 1995 to December 31, 1995 primarily relates to the inability to collect accounts receivable from the U.S. government due to federal budgeting issues and shutdown constraints. Management is currently directing collection efforts to reduce these receivables to more desired levels over the near term and believes no material loss will be incurred in the collection of these amounts.

FORWARD EXCHANGE CONTRACTS: The Company enters into forward exchange contracts as a hedge against certain intercompany balances denominated in foreign currency. These financial instruments are designed to minimize exposure and reduce risk from exchange rate fluctuations in the regular course of business. Market value gains and losses are included in income as incurred and offset gains and losses on foreign currency assets or liabilities that are hedged.

INVENTORIES: Inventories are stated at the lower of first-in, first-out cost or market.

CAPITALIZED SOFTWARE COSTS: Certain costs of internally developed software to be sold, leased, or otherwise marketed are capitalized upon reaching technological feasibility and amortized over the economic useful life of the software product, which is generally three to seven years. Unamortized capitalized software costs were $23.9 million at December 31, 1995, and $31.1 million and $33.2 million at June 30, 1995 and 1994, respectively. The December 31, 1995 amount includes $18.4 million of capitalized software recorded as part of fresh-start reporting; the June 30, 1995 and 1994 fresh-start amounts are $24.7 million and $29.5 million, respectively. Amortization of capitalized software totaled $0.9 million for the six months ended December 31, 1995, $2.2 million for the year ended June 30, 1995 and $1.6 million for the nine months ended June 30, 1994.

INTANGIBLE ASSETS: Intangible assets, including those identified as a result of fresh-start reporting and purchase accounting, and the related depreciable lives are as follows:

Trademarks and patents                  15 years
Computer software                      3-7 years
Installed base - service               5-8 years
License agreements                     3-5 years
Assembled workforce                   7-10 years
Goodwill                                15 years
Reorganization value in excess of
  amounts allocated to identifiable
  intangible assets                     15 years

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A (Continued)

Trademarks and patents include legal costs related to successfully defending certain patents, and expenditures to maintain licenses and register new patents. The capitalized costs of patent defense are charged to expense in the period in which the patent defense is determined to be unsuccessful or the capitalized amount has no future value.

The Company evaluates the carrying value of intangible assets to determine if impairment exists based upon estimated undiscounted future cash flows. The impairment, if any, is measured by the difference between carrying value and estimated fair value and is charged to expense in the period identified.

DEPRECIABLE ASSETS: Property, plant, and equipment, and spare parts and rental equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by use of the straight-line method.

As a result of the confirmation of its Reorganization Plan, the Company adopted fresh-start reporting and, consequently, all depreciable assets were restated to fair value. Accordingly, as of September 30, 1993, all accumulated depreciation balances were eliminated.

Depreciable lives are summarized as follows:

Buildings and improvements                   5 - 40 years
Machinery and equipment                      3 - 10 years
Spare parts and rental equipment             3 -  5 years

REVENUE RECOGNITION: Hardware revenues are recognized at time of shipment, provided collection is probable and there are no significant post-contract support obligations. Software revenues are generally recognized upon delivery, provided that collection is probable and no significant post-contract support obligations exist. If significant post-contract support obligations exist, then revenue is recognized over the period of such support arrangements. Revenues from services are recognized ratably over the contract period or as services are performed. Revenues from royalty agreements are recognized as earned over the contract term. Deferred revenue is recorded to the extent that billings exceed revenue recognized under service contracts and contracts recorded under the percentage-of-completion method.

INCOME TAXES: The Predecessor Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109") during the three months ended September 30, 1993. SFAS No. 109 requires a change to the liability method of computing deferred taxes. Under this method, deferred taxes are computed based on the differences between the bases of assets and liabilities for tax purposes, and their corresponding bases for financial reporting purposes. The Predecessor Company elected to adopt SFAS No. 109 prospectively in 1994, and, as a result, prior periods have not been restated. The cumulative effect of this change in accounting was not material to the reported results of operations.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A (Continued)

The tax benefits of net operating loss carryforwards, net deductible temporary differences, and tax credit carryforwards that survive the reorganization will be recognized when it is more likely than not that those tax benefits will be realized in future years as a reduction of intangible assets until eliminated. Thereafter, these benefits will be recorded as a direct credit to capital in excess of par value.

The Company does not provide for U.S. federal income taxes on the undistributed earnings of its foreign subsidiaries since it intends to permanently reinvest these earnings in the growth of the business outside of the United States.

EARNINGS PER SHARE: Earnings per share is based on the weighted average number of common shares, including those yet to be distributed by the Disbursing Agent appointed under the Company's Reorganization Plan, shares issued and held in escrow in connection with the Avail acquisition and the effect, when dilutive, of stock options and warrants. Weighted average shares and common share equivalents totaled 35,840,886 for the six months ended December 31, 1995, 34,556,890 for the year ended June 30, 1995 and 32,680,250 for the nine months ended June 30, 1994. Net income for purposes of calculating earnings per share has been reduced by cumulative dividends and accretion related to the Company's Redeemable Preferred Stock, which totaled $6.8 million for the six months ended December 31, 1995, $8.7 million for the year ended June 30, 1995 and $4.2 million for the nine months ended June 30, 1994.

STOCK-BASED COMPENSATION: The Company has performed a preliminary review of SFAS No. 123, "Accounting for Stock-Based Compensation" and at this point has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its stock-based compensation plans, rather than alternative fair value accounting provided for under SFAS No. 123. Under APB 25, because the exercise price of options granted under these plans equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

POSTRETIREMENT BENEFITS: The Wang Retirement Savings Plan provides that the Company will make a basic annual contribution equal to 2%, 3%, or 4% of an employee's pay, based on length of service, with an additional transition contribution of 1% or 2% for employees who were 55 or older as of June 30, 1992. In addition, the Company will match employees' voluntary contributions to the plan in an amount equal to 50% of the first 4% of an employee's pay contributed to the plan. The Company may make an additional contribution based on its operating income as a percentage of revenue each year. This additional contribution is a percentage of the basic contribution that the Company makes, and ranges from 15% of the basic contribution for operating income that is 4% of revenue, to 100% of the basic contribution for operating income that is 9% or more of revenue. No additional contribution was made by the Company for the six months ended December 31, 1995, for the year ended June 30, 1995, or for the nine months ended June 30, 1994.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A (Continued)

Non-U.S. employees are covered by defined contribution and/or defined benefit pension plans in several countries, in accordance with applicable government regulations and local practices.

Certain postretirement health care and life insurance benefits are provided for current U.S. and non-U.S. retirees and employees (see Note G, Postretirement Benefits).

RECENT ACCOUNTING PRONOUNCEMENTS: In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed. The Company will adopt Statement No. 121 in the first quarter of 1997 and, based on management's initial evaluation, the effect of adoption is not expected to have a material impact on the Company's financial position or results of operations.

NOTE B--BUSINESS ACQUISITIONS AND ACQUISITION-RELATED CHARGES

BUSINESS ACQUISITIONS: On January 31, 1995, the Company completed a transaction with Compagnie des Machines Bull and certain of its affiliates (collectively "Bull") in which the Company purchased from Bull S.A. its worldwide workflow and imaging business and from Bull HN Information Systems, Inc., its U.S. federal systems subsidiary, its U.S. customer services business, and its sales and service subsidiaries in Canada, Mexico, Australia and New Zealand. In consideration for these businesses, the Company paid Bull $110.0 million in cash, delivered a promissory note in the principal amount of $27.2 million, subject to post-closing adjustments, and issued to Bull 1,650,000 shares of Wang Common Stock with a fair market value at the time of issuance of $22.9 million. The promissory note matures on January 31, 1997, and bears interest at 8.75% through January 31, 1996, and at Banker's Trust Company prime rate plus 1% thereafter. For financial statement purposes, the promissory note has been reduced by $5.6 million to reflect a reduced net asset value based upon the financial statements submitted by Bull management and an agreed-upon adjustment.

The acquisition was accounted for using the purchase method of accounting in accordance with APB No. 16, "Business Combinations" ("APB 16"). Under APB 16, purchase price allocations are made to the assets acquired and the liabilities assumed based on their respective fair values.

A summary of the acquisition follows (in millions):

     Cash                                                   $110.0
     Note to Bull HN                                          21.6
     Company common stock (1,650,000 shares)                  22.9
                                                            ------
     Total consideration                                     154.5

     Estimated fair value of net tangible assets acquired     39.4
                                                            ------
     Excess of purchase price over net tangible
       assets acquired                                      $115.1
                                                            ======

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B (Continued)

The excess of purchase price over net assets acquired of $115.1 million has been allocated to specific intangible asset categories as follows (in millions):

        Software licenses         $ 24.9
        Installed base - service    56.5
        Assembled workforce         11.6
        Goodwill                    22.1
                                  ------
                                  $115.1
                                  ======

The value attributable to the acquired assets was allocated in conformity with the procedures specified by APB 16. Current assets and liabilities have been recorded at book value, which approximated fair value.

All long-term liabilities, including liabilities established for over-market and excess space leases totaling approximately $28 million, are stated at the present value of amounts to be paid, determined at appropriate current interest rates. Discount rates of approximately 8.0% to 12.0% were used to determine present value. Software licenses and the installed base were valued using an income approach. This approach discounts an estimate of the total monetary benefits expected to accrue, to its present worth, adjusted for the Company's effective tax rate. The discount rate of 20.0% used in this determination considers the degree of risk associated with the realization of the projected monetary benefits. The value of the assembled workforce was established based on replacement cost. The excess of purchase price over the fair value of the assets acquired not attributable to specific tangible or identifiable intangible assets of the Company has been reported as goodwill. Total consideration is based upon financial statements submitted to the Company by Bull management. The amount of the total consideration is subject to a contractually agreed-upon objection procedure through which the Company may challenge the net asset value of the acquired assets. The Company has challenged the net asset value of the acquired assets and intends to employ the contractually agreed-upon objection procedure.

The following pro forma results of operations have been prepared as though the Bull acquisition had occurred as of the beginning of the periods presented. The pro forma information does not purport to be indicative of the results of operations that would have been attained had the combination been in effect on the dates indicated, nor of future results of operations of the Company (in millions, except per share data).

                                 Twelve Months    Nine Months
                                     Ended           Ended
                                    June 30,        June 30,
                                     1995            1994
                                 -------------    -----------
  Revenues                         $1,209.7         $975.8

  Net loss                         $  (49.1)        $ (0.3)
  Net loss applicable
    to common stockholders         $  (57.8)        $ (4.5)

  Per share amounts:
  Net loss                         $  (1.52)        $(0.01)
  Net loss applicable
    to common stockholders         $  (1.70)        $(0.13)

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B (Continued)

Pro forma results of operations are not presented for the three months ended September 30, 1993, the Confirmation Date of the Company's Reorganization Plan, due to the general lack of comparability as a result of the implementation of fresh-start reporting and the revised capital structure of the Company.

On July 21, 1995 ("Closing Date"), the Company acquired Sigma Imaging Systems, Inc. ("Sigma"), a privately held company that designs and markets workflow and imaging software for paper-intensive businesses, including insurance, banking, finance, utilities and government. The purchase price of $20.0 million consists of $15.0 million in cash and $5.0 million in common stock of the Company. A cash payment of $9.0 million was made on July 21, 1995. The second cash payment of $6.0 million is due on February 15, 1996. The common stock will be distributed on January 3, 1997. The 299,176 shares of the Company's common stock to be issued in connection with the acquisition of Sigma was determined by dividing $5.0 million by $16.71, which was the average closing sale price per share of the Company's common stock on the 20 consecutive trading days ending on the trading day prior to the Closing Date.

The acquisition was accounted for using the purchase method of accounting in accordance with APB 16. The excess of purchase price over the fair value of the net assets acquired totaled $6.3 million and is included in intangible assets.

On October 18, 1995, the Company acquired BISS Limited ("BISS"), a privately held company operating in the United Kingdom that designs, installs, integrates and supports network and client/server computing solutions. Of the $16.1 million cash purchase price, $12.6 million was paid at closing, with the remainder of $3.5 million due in March 1997.

The acquisition was accounted for using the purchase method of accounting in accordance with APB 16. The excess of purchase price over the fair value of the net assets acquired totaled $11.9 million and is included in intangible assets.

Pro forma results of operations are not presented for the Sigma and BISS acquisitions as the amounts do not differ significantly from the Company's historical results.

On December 18, 1995, the Company acquired Avail, a privately held company that develops software which automates the storage, relocation, archiving and retrieval of information on a client/server PC network. The Company exchanged approximately 1.8 million shares of its common stock, to which a value of $18.00 per share was ascribed, in exchange for all of the outstanding capital stock of Avail for a total purchase price of $32.2 million.

The Avail acquisition was accounted for using the pooling of interests method of accounting in accordance with APB 16. The effect of the Avail acquisition on the Company's financial statements was immaterial prior to July 1, 1994. Accordingly, prior period financial statements have only been restated from July 1, 1994 to reflect the combined results of the pooled businesses.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B (Continued)

Summarized financial information of Avail and the resulting effect on the prior period financial statements is as follows (in millions, except per share data):


                                                        Year
                          Six Months Ended             Ended
                             December 31,             June 30,
                                1995                    1995
                          ----------------            --------
Revenues                      $  0.3                   $  0.9

Operating loss                $ (1.6)                  $ (3.7)

Net loss                      $ (2.1)                  $ (3.7)

Net loss per share            $(0.06)                  $(0.02)




ACQUISITION-RELATED CHARGES: On March 29, 1995, the Company's Board of Directors approved a plan to proceed with integration and consolidation initiatives principally related to the Bull acquisition. Acquisition-related charges were recorded as of March 31, 1995, and consisted of the following (in millions):

        Facilities                 $ 3.1
        Depreciable assets          12.4
        Workforce-related           43.4
        Other                        5.3
                                   -----
          Total                    $64.2
                                   =====

The formal plan was recorded as of March 31, 1995, based upon the best information available at the time. The facilities-related reserves for the Company's excess sales and service and other support facilities were established to recognize the lower of the amount of the remaining lease obligations, net of any sublease rentals, or the expected lease settlement costs. These reserves will be utilized only when the excess space has been vacated and there are no plans to utilize the facility in the future. Depreciable assets-related reserves were established to recognize, at net realizable value, the write-down and disposal value of existing assets including information systems, leasehold improvements and other productive assets no longer required. As a result of the acquisition, certain technical support, customer service, distribution, research and development, and administrative functions are being combined and reduced. Workforce-related reserves, consisting principally of severance costs, were established based on specific identification of employees to be terminated, along with their job classifications or functions and their locations.

Acquisition-related charges of $27.2 million were recorded for the Sigma acquisition effective September 30, 1995 after actions had been identified and quantified and the formal plan approved by the Company's Board of Directors.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B (Continued)

Acquisition-related charges for Sigma consist of the following:

        Sigma in-process research and
          development                        $16.0
        Capitalized software                   6.6
        Workforce-related and other            4.6
                                             -----
          Total                              $27.2
                                             =====

The in-process research and development charge consists of that portion of the purchase price allocated to Sigma which was charged to operations because, in management's opinion, technological feasibility for this purchased research and development had not been established. Capitalized software write-offs pertain to overlapping workflow software development efforts. Workforce-related charges, consisting principally of Wang severance costs, were established based on specific identification of employees to be terminated, along with their job classifications or functions and their locations. Other charges relate to customer transition commitments for discontinued Wang product offerings.

The activity related to these charges during fiscal 1995 and through December
31, 1995 is summarized in the following table (in millions):


                                   Bull                                          Charges
                                 Purchase                             Sigma      Utilized
                    Charged to  Accounting    Charges    Balance   Integration-  July 1 to   Balance
                    Operations   and Other    Utilized   June 30,    Related     Dec. 31,    Dec. 31,
                     in 1995    Adjustments   in 1995      1995      Charges       1995       1995
                    ----------  -----------   --------   --------  ------------  ---------   --------
Facilities            $ 3.1        $ 5.5       $ (3.4)     $ 5.2      $  --       $ (1.2)      $ 4.0
Depreciable assets     12.4          7.5        (11.1)       8.8       22.6        (24.4)        7.0
Workforce-related      43.4          3.6         (9.6)      37.4        0.9        (14.9)       23.4
Other                   5.3          4.0         (5.5)       3.8        3.7         (1.5)        6.0
                      -----        -----       ------      -----      -----       ------       -----
                      $64.2        $20.6       $(29.6)     $55.2      $27.2       $(42.0)      $40.4
                      =====        =====       ======      =====      =====       ======       =====

The December 31, 1995 and June 30, 1995 balances of acquisition-related reserves are classified as follows (in millions):


                              December 31,   June 30,
                                  1995         1995
                              ------------   --------
     Depreciable assets           $ 7.0         $ 8.8
     Accounts payable, accrued
       expenses and other          29.0          41.8
     Non-current liabilities        4.4           4.6
                                  -----         -----
                                  $40.4         $55.2
                                  =====         =====

Cash outlays to complete the Company's acquisition-related initiatives are estimated to approximate $27 million for the twelve months ending December 31, 1996 and $4 million thereafter. During fiscal 1995, the Company released approximately 1,000 employees related to the Bull acquisition. During the first half of fiscal 1996, the Company released approximately 400 employees related to the Bull and Sigma acquisitions. Workforce-related actions are continuing as planned although under certain circumstances, the actual payment of termination costs may extend through fiscal 1997.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C--OTHER BALANCE SHEET INFORMATION

Components of other selected captions in the Consolidated Balance Sheet follow
(in millions):

                                     December 31,   June 30,    June 30,
                                         1995         1995        1994
                                     ------------   --------    --------
Accounts receivable                     $243.9       $193.3      $132.9
  Less allowances                         13.5         10.8         4.4
                                        ------       ------      ------
                                        $230.4       $182.5      $128.5
                                        ======       ======      ======

Inventories
  Finished products                     $ 14.5       $ 14.5      $ 17.5
  Raw materials and work-in-process        7.6          8.7         6.5
  Service parts and supplies               3.9          1.2         3.6
                                        ------       ------      ------
                                        $ 26.0       $ 24.4      $ 27.6
                                        ======       ======      ======

Other current assets
  Prepaid expenses                      $ 19.3       $ 18.7      $ 17.6
  Receivables related to called
    letters of credit                       --           --         1.2
  Advances to suppliers                    0.4          1.0         1.0
  Lease receivables                         --           --         2.2
  Other receivables                        9.4          9.5         6.2
  Other                                    8.9          8.0         9.1
                                        ------       ------      ------
                                        $ 38.0       $ 37.2      $ 37.3
                                        ======       ======      ======

Depreciable assets
  Land                                  $  8.0       $  7.1      $ 10.2
  Buildings and improvements              24.6         22.6        18.9
  Machinery and equipment                 63.4         52.7        36.3
  Spare parts and rental equipment       115.5        113.3        39.9
                                        ------       ------      ------
                                         211.5        195.7       105.3
  Less accumulated depreciation           89.3         61.3        25.7
                                        ------       ------      ------
                                        $122.2       $134.4      $ 79.6
                                        ======       ======      ======

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C (Continued)

                                     December 31,   June 30,    June 30,
                                         1995         1995        1994
                                     ------------   --------    --------
Intangible assets
  Trademarks and patents                $ 23.0       $ 21.3      $ 18.9
  Computer software                       35.0         42.2        37.8
  Installed base - service               126.2        123.5        67.0
  License agreements                      29.9         29.9         5.0
  Assembled workforce                     16.1         11.7          --
  Goodwill                                38.0         18.9         3.2
  Reorganization value in excess
    of amounts allocated to
    identifiable intangible
    assets                                80.4         87.2        83.9
                                        ------       ------      ------
                                         348.6        334.7       215.8
  Less accumulated amortization           80.2         60.7        22.4
                                        ------       ------      ------
                                        $268.4       $274.0      $193.4
                                        ======       ======      ======

Accounts payable, accrued
  expenses and other
  Accounts payable                      $ 60.4       $ 62.3      $ 48.9
  Accrued expenses                       109.9         93.1        57.4
  Compensation and benefits               51.1         50.1        36.1
  Restructuring and acquisition-
    related accruals                      37.9         56.6        50.4
  Accrued reorganization expenses          2.9          3.2         5.7
  Chapter 11 claims to be settled
    in cash                                1.6          1.6         4.7
  Other                                   15.6          9.5        10.4
                                        ------       ------      ------
                                        $279.4       $276.4      $213.6
                                        ======       ======      ======


Other long-term liabilities
  Postretirement benefit accrual        $ 17.9       $ 18.5      $ 11.0
  Pension liability                        7.2          8.2         5.3
  Bull facilities accrual                 15.4         16.5          --
  Reorganization-related accruals          6.7          8.4        11.5
  Insurance accruals                       6.7          6.5         4.5
  Acquisitions                             8.5           --          --
  Other                                   23.8         22.7        26.6
                                        ------       ------      ------
                                        $ 86.2       $ 80.8      $ 58.9
                                        ======       ======      ======

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D--FINANCING ARRANGEMENTS

BORROWING ARRANGEMENTS:

Borrowings due within one year consisted of (in millions):

                                        December 31,    June 30,   June 30,
                                           1995           1995       1994
                                        ------------    --------   --------
Notes payable to banks                     $1.8           $2.6       $2.6
Current portion of long-term debt           1.1            0.4        1.0
                                           ----           ----       ----
                                           $2.9           $3.0       $3.6
                                           ====           ====       ====

Notes payable to banks with weighted average interest rates of 10.7%, 12.1% and 12.5% were outstanding at December 31, 1995, June 30, 1995 and June 30, 1994, respectively.

Long-term debt consisted of (in millions):

                                        December 31,    June 30,   June 30,
                                           1995           1995       1994
                                        ------------    --------   --------
Mortgage notes and other -- from
  7.4% to 12.0% at December 31,
  1995, from 7.4% to 12.0% at
  June 30, 1995 and from 4.0% to
  9.8% at June 30, 1994, payable
  through 1999                             $ 3.6          $ 1.8      $3.0
Note payable to Bull -- 8.75% at
  both December 31, 1995 and
  June 30, 1995, payable in 1997            21.6           21.6        --
                                           -----          -----      ----
                                            25.2           23.4       3.0
Current portion of long-term debt            1.1            0.4       1.0
                                           -----          -----      ----
                                           $24.1          $23.0      $2.0
                                           =====          =====      ====

Maturities of long-term debt are $1.1 million, $22.7 million, $1.0 million and $0.4 million for the twelve months ending December 31, 1996, 1997, 1998 and 1999, respectively. Interest paid amounted to $1.2 million for the six months ended December 31, 1995, $3.7 million for the year ended June 30, 1995, $3.8 million for the nine months ended June 30, 1994, $2.3 million for the three months ended September 30, 1993 and $9.3 million for the year ended June 30, 1993. Mortgage notes were collateralized by land and buildings with net book values of $5.7 million and $5.9 million at December 31, 1995 and June 30, 1995, respectively.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D (Continued)

On January 31, 1995, the Company entered into a revolving credit facility with BT Commercial Corporation ("BTCC") and certain other financial institutions. The three-year reducing facility provided for borrowings of up to $125.0 million, reduced to $115.0 million for the period from January 30, 1996 to March 31, 1996, and to $100.0 million thereafter. This facility also provides for up to $40.0 million of letters of credit, limited to the lesser of the facility maximum or a formula based on the Company's accounts receivable and inventories and a supplemental amount. Interest on any borrowings is based on the BTCC's prime rate plus 1.25% to 2.50%, depending on the amount of borrowings outstanding. The BTCC agreement contains various financial covenants, including covenants relating to the Company's operating results, working capital, net worth and indebtedness as well as restrictions on the payment of cash dividends. On January 26, 1996 the BTCC facility was amended to permit cash dividends. The Company was in compliance with these covenants as of both December 31, 1995 and June 30, 1995. As of December 31, 1995, letters of credit aggregating $10.4 million were outstanding under the agreement, and $88.3 million was available for use by the Company for either additional letters of credit or borrowing.

REDEEMABLE PREFERRED STOCK:

Redeemable Preferred Stock consisted of (in millions):

                                        December 31,    June 30,   June 30,
                                           1995           1995       1994
                                        ------------    --------   --------
4 1/2% preferred stock, $0.01 par
  value, 90,000 shares
  authorized; 90,000 shares issued
  and outstanding at December 31,
  1995 and June 30, 1995;
  redemption and liquidation
  preference of $90.0 million              $ 84.4         $ 84.1     $  --
11% preferred stock, $0.01 par
  value, 3,660,000 shares
  authorized; outstanding
  shares: 2,914,325 at
  December 31, 1995, 2,836,326
  at June 30, 1995 and 2,544,656
  at June 30, 1994; redemption
  and liquidation preference of
  $72.9 million, including
  paid-in-kind dividends                     63.9           61.5      53.2
                                           ------         ------     -----
                                           $148.3         $145.6     $53.2
                                           ======         ======     =====


WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D (Continued)

4 1/2% PREFERRED STOCK: On May 30, 1995, the Company issued Microsoft Corporation 90,000 shares ($90.0 million face amount) of 4 1/2% Series A Cumulative Convertible Preferred Stock ("4 1/2% Preferred Stock"), redeemable on October 1, 2003 or within 180 days of a written request of the holders thereof at any time on or after the later of May 30, 2002 or the date on which no shares of the 11% Exchangeable Preferred Stock are outstanding. The 4 1/2% Preferred Stock is redeemable at a purchase price of $84.0 million, the estimated fair value of the stock at the date of issuance. The excess of the redemption value over the carrying value is being accreted by periodic charges to retained earnings over the life of the issue, or in the absence of retained earnings, to capital in excess of par value.

The 4 1/2% Preferred Stock is convertible into Common Stock of the Company at $23.00 per share and represents approximately 10% of the outstanding shares of Common Stock on a fully diluted basis. The stockholders of the 4 1/2% Preferred Stock are entitled to one vote per share. Dividends are being accrued until such time as cash dividends are allowed to be paid under the terms of the 11% Preferred Stock and the BTCC credit facility agreement. Accrued and unpaid dividends were $2.4 million and $0.2 million at December 31, 1995 and June 30, 1995, respectively. The Company may redeem the 4 1/2% Preferred Stock with cash or with Common Stock.

11% PREFERRED STOCK: On December 17, 1993, the Company received $60.0 million from a private placement issuance of 600,000 shares of 11% Exchangeable Preferred Stock ("11% Preferred Stock") and 1.5 million shares of Common Stock of the Company. The 11% Preferred Stock was recorded at $49.0 million, the estimated fair value at the date of issuance. The excess of the redemption value over the carrying value is being accreted by periodic charges to retained earnings over the life of the issue, or in the absence of retained earnings, to capital in excess of par value (see Note M, Subsequent Event relating to the retirement, in February 1996, of the 11% Preferred Stock).

On March 29, 1995, the Board of Directors declared a split effected in the form of a dividend of three shares of 11% Preferred Stock for each share thereof held on March 31, 1995. The shares were distributed in April 1995.

Each share of 11% Preferred Stock has a liquidation preference of $25.00 per share and the holder is entitled to one-half vote per share on matters addressed at shareholder meetings. Until September 30, 1996, dividends are payable, at the option of the Company, in cash, in additional shares of 11% Preferred Stock valued at the liquidation preference of $25.00 per share, or in any combination thereof. After September 30, 1996, dividends will be payable only in cash. The Company paid a cash dividend of $2.0 million to satisfy the cumulative dividend requirements for the three months ended December 31, 1995, and issued 77,999 shares, 291,670 shares and 144,652 shares of 11% Preferred Stock to satisfy the cumulative dividend requirements for the three months ended September 30, 1995, the year ended June 30, 1995 and the nine months ended June 30, 1994, respectively.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D (Continued)

At the Company's option, the 11% Preferred Stock may be redeemed at any time on or after September 30, 1996, in whole or in part, at 102% of the liquidation preference in 1996, reducing by 0.5% annually through September 30, 2000, at which time the redemption price will equal the liquidation preference. The 11% Preferred Stock must be redeemed on September 30, 2003, at a redemption price equal to the liquidation preference, together with any accrued and unpaid dividends. The 11% Preferred Stock is exchangeable, at the Company's option, into exchangeable debentures with a principal amount equal to the liquidation preference of the 11% Preferred Stock. The private placement agreement includes restrictions on the payment of dividends, issuance of additional debt and repurchase of the Common Stock of the Company, as well as restrictions on the ability to issue equity securities which are equivalent or senior to the 11% Preferred Stock.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E--INCOME TAXES

The provision for income taxes consisted of (in millions):


                                                   Reorganized Company                   Predecessor Company
                                         -------------------------------------        ------------------------
                                          Six Months      Year     Nine Months        Three Months      Year
                                             Ended       Ended        Ended              Ended         Ended
                                         December 31,   June 30,    June 30,          September 30,   June 30,
                                            1995          1995        1994                1993          1993
                                         ------------   --------    --------          -------------   --------
Current:
  Federal                                   $ --          $ --         $ --               $ --        $ 2.0
  Non-U.S.                                   0.1           0.7          2.3                0.3         (2.0)
  State                                      0.3            --          0.3                0.1           --
Tax benefit applied
  to reduce
  reorganization
  value in excess of
  amounts allocated
  to identifiable
  intangible assets                          6.8           2.9          7.2                 --           --
                                            ----          ----         ----               ----         ----
                                            $7.2          $3.6         $9.8               $0.4         $ --
                                            ====          ====         ====               ====         ====


The provision for income taxes differed from the amount computed by applying the U.S. federal statutory rate as follows (in millions):


                                                   Reorganized Company                  Predecessor Company
                                          -------------------------------------       ------------------------
                                           Six Months      Year     Nine Months       Three Months      Year
                                              Ended       Ended        Ended             Ended         Ended
                                          December 31,   June 30,    June 30,         September 30,   June 30,
                                             1995          1995        1994               1993          1993
                                          ------------   --------    --------         -------------   --------
Taxes at statutory
  rate (35% in 1995
  and 1994 and 34%
  in 1993)                                   $(2.3)       $(18.9)      $ 7.1              $(7.9)      $(67.0)
Amortization of excess
  reorganization
  value                                        1.2           1.9         0.9                 --           --
Non-deductible
  expenses                                     0.6           1.3         1.4                3.4           --
Non-deductible charge
  in connection with
  acquisition                                  5.6            --          --                 --           --
Effect of earnings
  of Ireland
  operation subject
  to a lower tax
  rate                                        (0.6)         (0.5)       (1.6)              (0.2)          --
Repatriation of non-
  U.S. earnings,
  net                                           --            --         0.8                 --          1.3
Unused tax loss
  carryforwards                                3.1          22.7         1.9                6.9         68.1
Unused tax credit
  carryforwards                                 --            --          --                 --          0.3
Other, net                                    (0.4)         (2.9)       (0.7)               (1.8)       (2.7)
                                             -----         -----       -----               -----      ------
                                             $ 7.2         $ 3.6       $ 9.8               $ 0.4      $   --
                                             =====         =====       =====               =====      ======

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E (Continued)

The net deferred tax balance consists of temporary differences and carryforwards, which gave rise to significant deferred tax assets and liabilities as follows (in millions):

                                    December 31,  June 30,  June 30,
                                        1995        1995      1994
                                    ------------  --------  --------
Net operating loss and credit
  carryforwards                       $ 612.8     $ 564.4   $ 465.2
Accrued restructuring expenses           18.0        26.3      73.7
Other                                    27.4        36.5      45.2
                                      -------     -------   -------
  Gross deferred tax assets             658.2       627.2     584.1
                                      -------     -------   -------
Fresh-start intangibles                 (27.7)      (31.4)    (44.0)
Goodwill                                (14.4)      (20.8)       --
Other                                   (22.4)      (26.0)    (23.2)
                                      -------     -------   -------
  Gross deferred tax liabilities        (64.5)      (78.2)    (67.2)
                                      -------     -------   -------
Valuation allowance                    (593.7)     (549.0)   (516.9)
                                      -------     -------   -------
                                      $    --     $    --   $    --
                                      =======     =======   =======

As a result of the reorganization of the Company, discussed in Note J, the Company recorded a gain from debt forgiveness of $329.3 million during the three months ended September 30, 1993. Because the forgiveness was pursuant to a Chapter 11 reorganization, the Company did not record any income tax expense on the gain from the forgiveness in the period ended September 30, 1993. The consummation of the Reorganization Plan resulted in a change in ownership for federal income tax purposes. As a result of the change in ownership, the Company was required, under federal tax law, to reduce its accumulated U.S. operating loss carryovers for one-half of the non-taxable gain related to the debt forgiveness and certain prior years' interest expense related to the forgiven interest-bearing debt.

If the Company experiences another change in ownership, an annual limitation will be placed upon the Company's ability to realize the benefit of its U.S. net operating loss carryforwards.

Due to the uncertainty surrounding the realization of the operating loss carryforwards and other net deferred tax assets, the Company has provided a full valuation reserve against the net deferred tax asset position at December 31, 1995, June 30, 1995 and June 30, 1994. Accordingly, any tax benefits realized for tax purposes after September 30, 1993, for cumulative temporary differences and tax basis net operating loss carryforwards existing at September 30, 1993, are not reducing the provision for income taxes, but instead, are reducing reorganization value in excess of amounts allocated to identifiable intangible assets.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E (Continued)

Retained earnings of non-U.S. subsidiaries for which income taxes have not been provided approximated $123.9 million and $113.4 million at December 31, 1995 and June 30, 1995, respectively.

At December 31, 1995, the Company and its subsidiaries had tax basis net operating loss carryforwards of approximately $1,416.9 million and tax credit carryforwards of approximately $97.5 million that are available to offset future taxable income.

Tax basis loss carryforwards and tax credit carryforwards expire as follows (in millions):


                                                                       2001 &
                               1996    1997    1998    1999    2000    Beyond
                              -----   -----   -----   -----   -----   -------
U.S. tax loss carryforwards    $ --   $  --   $  --   $  --   $  --    $790.8
Non-U.S. tax basis loss
 carryforwards                 $8.4   $11.8   $33.1   $14.4   $19.8    $538.6
Investment tax credit and
 research and development
 tax credit carryforwards      $1.0   $ 7.8   $17.5   $26.2   $20.7    $ 24.3

Net taxes paid (refunded) amounted to $0.7 million for the six months ended December 31, 1995, $0.7 million for the year ended June 30, 1995, $(1.6) million for the year ended June 30, 1994, and $2.9 million for the year ended June 30, 1993.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F--STOCKHOLDERS' EQUITY

COMMON STOCK: The Company's authorized Common Stock consists of 100 million shares, $0.01 par value per share. Holders of the Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. The common stockholders are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors. No dividends have been paid to date. The rights, preferences and privileges of holders of the Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of both the outstanding 11% and 4 1/2% Preferred Stock as well as any other series of Preferred Stock that the Company may designate and issue in the future (see Note J, Fresh-Start Reporting, Reorganization and Restructuring Expenses).

1993 EMPLOYEES' STOCK GRANT PLAN: Effective on the Consummation Date, the Company made a one-time grant to each eligible employee of 50 shares of Common Stock of the Company. Of the 350,000 shares available for this plan, 316,500 shares have been distributed to employees. The remaining shares authorized for use in this plan were allocated to the Stock Incentive Plan, described below, after all grants had been made under this plan.

STOCK WARRANTS: In satisfaction of the interests of the Class B and C common stockholders of the Predecessor Company, 7.5 million warrants, less an amount allocated for certain disputed claims, were made available for issuance to stockholders of the Predecessor Company as of the September 29, 1993 record date. The Company began issuance of these warrants on March 17, 1995. Each warrant entitles its holder to purchase one share of Common Stock for an exercise price of $21.45 per share, and expires on June 30, 2001. The exercise price was set in such a manner as to allow the creditors who are issued Common Stock in the reorganization to recover an estimated 95 percent of the value of their allowed claims before the exercise price of the warrants equals the trading price of the Common Stock. Holders of the Class B and C common stock received one warrant for each 24 shares of stock of the Predecessor Company.

STOCK OPTIONS:

1993 STOCK INCENTIVE PLAN: At the Confirmation Date, the Company granted certain employees non-qualified options to purchase Common Stock of the Company at $7.35 per share under the Stock Incentive Plan. The maximum number of shares issuable under this plan was 2,283,650. The options granted at the Confirmation Date vest over a three-year period, with approximately one-third vesting on October 1, 1994, 1995, and 1996, and are exercisable over a ten-year period from the date of grant.

1993 DIRECTORS' STOCK OPTION PLAN: The Company provided for the issuance of up to 80,000 shares of Common Stock under the 1993 Directors' Stock Option Plan. Under this plan, each initial director of the Company (other than Mr. Tucci, Chairman of the Board and Chief Executive Officer), received a one-time grant of a non-qualified option to purchase 10,000 shares of the Common Stock of the Company at an exercise price of $7.35 per share. The options vest over a three-year period, with one-third vesting on December 16, 1994, 1995, and 1996, and are exercisable over a ten-year period from the date of grant.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F (Continued)

1994 EMPLOYEES' STOCK INCENTIVE PLAN: On January 25, 1995 the Company's stockholders approved the Employees' Stock Incentive Plan. The Employees' Stock Incentive Plan provides for the issuance of up to 4,817,153 shares of Common Stock of the Company as either Incentive Stock Options, Non-Qualified Stock Options or Restricted Stock awards, on terms and vesting schedules as may be set from time to time by the Organization, Compensation and Nominating Committee of the Board of Directors. Both the Incentive Stock Options and Non-Qualified Stock Options granted to date under the Employees' Stock Incentive Plan become exercisable (or vest) as to 34%, 33% and 33% of the shares covered thereby on the first, second and third anniversaries of the date of grant, provided the employee continues to be employed by the Company, and expire ten years after the date of the grant.

1995 DIRECTORS' STOCK OPTION PLAN: On January 25, 1995 the Company's stockholders approved the 1995 Director Stock Option Plan ("1995 Director Plan"). A total of up to 180,000 shares of Common Stock of the Company may be issued upon the exercise of options granted under the 1995 Director Plan. All options granted under the 1995 Director Plan will be non-qualified stock options.

The 1995 Director Plan provides for the automatic grant of an option for 6,500 shares of Common Stock under the following circumstances: (i) an option was granted to each outside Director on January 25, 1995, the date the 1995 Director Plan was approved by the stockholders of the Company; (ii) an option will automatically be granted to each additional outside Director who is initially elected to the Board of Directors after the approval of the 1995 Director Plan by the stockholders of the Company, upon his or her initial election to the Board of Directors; and (iii) on September 30 of each year (beginning September 30, 1995), an option will automatically be granted to each outside Director who attended in the fiscal year ending the preceding June 30 at least 75% of the aggregate of the number of Board of Directors meetings held and the number of meetings held by committees of the Board on which he or she then served. The exercise price of each option granted under the 1995 Director Plan will be equal to the current market value of the Common Stock on the date of grant (which, assuming the Common Stock continues to be listed on the Nasdaq National Market or on a National Securities Exchange, will be determined based upon the average closing price of the Common Stock over the 30-business-day period beginning 45 business days before the grant of the option) and will become exercisable (or vest), as to 34%, 33% and 33% of the shares covered thereby on the first, second and third anniversaries of the date of grant, respectively, provided the optionee continues to serve as a Director on such dates.

A summary of option activity from the Confirmation Date through December 31, 1995, is as follows:

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F (Continued)



                                   Options            Option  Price
                                  Outstanding           Per Share
                                  -----------         --------------
  Granted                         2,151,150            $7.35-$19.375
  Exercised                          --                    --
  Cancelled                          92,273            $7.35
                                  ---------
June 30, 1994                     2,058,877            $7.35-$19.375

  Granted                         1,826,600            $9.875-$13.880
  Exercised                         218,364            $7.35-$12.063
  Cancelled                         214,112            $7.35-$16.875
                                  ---------
June 30, 1995                     3,453,001            $7.35-$19.375

  Granted                         1,806,150            $15.00-$18.050
  Exercised                         290,271            $7.35-$13.125
  Cancelled                         166,240            $7.35-$15.00
                                  ---------
December 31, 1995                 4,802,640            $7.35-$19.375

Options exercisable at:
  June 30, 1994                --
  June 30, 1995           526,060
  December 31, 1995     1,362,757

At December 31, 1995, 247,620 shares were available for future grants.

EMPLOYEES' STOCK PURCHASE PLAN: Following consummation of its Reorganization Plan, the Company established an Employees' Stock Purchase Plan ("Stock Purchase Plan") permitting purchases on a voluntary basis by eligible employees of up to 685,715 shares of Common Stock of the Company. Under this plan, a total of 76,108 shares were issued with the remainder of shares rolled-over to the 1995 Stock Purchase Plan described below. Employees of the U.S. parent company and designated international subsidiaries, but excluding any officers with the rank of vice president or above, were eligible to participate in the Stock Purchase Plan. Shares of common stock were offered under the Stock Purchase Plan in six-month payment periods commencing May 1, 1994. The purchase price was 85% of the market price of the Common Stock on the first business day or the last business day of that payment period, whichever was lower. Purchases were deemed to be made on the last day of each payment period and could only be made by participants who were employees on that day. The purchase price was paid with payroll deductions in an amount specified by each employee (which could not exceed a specified percentage of his or her salary), accumulated during the payment period.

On January 25, 1995 the Company's stockholders approved the 1995 Employees' Stock Purchase Plan ("1995 Stock Purchase Plan") permitting purchases on a voluntary basis by eligible employees of up to 609,607 shares of Common Stock of the Company. Employees of the U.S. parent company and designated subsidiaries, but excluding any officers with the rank of vice president or above, are eligible to participate in the 1995 Stock Purchase Plan. The six-month payment periods of the 1995 Stock Purchase Plan run consecutively, commencing on each November 1 and May 1. Purchases are deemed to be made on the last day of each payment period and can only be made by payroll deductions in an amount specified by each employee (which may not exceed a specified percentage of an employee's salary), accumulated during the payment period.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F (Continued)

The purchase price is 85% of the market price of the Common Stock on the first business day or the last business day of that payment period, whichever is lower.

NOTE G--POSTRETIREMENT BENEFITS

In connection with the Bull acquisition on January 31, 1995, the Company assumed the plan assets and obligations for plans covering employees at certain of the acquired businesses.

DEFINED BENEFIT PLANS:  U.S. net pension cost consisted of (in millions):


                                      Reorganized Company                Predecessor Company
                             -------------------------------------     ------------------------
                              Six Months      Year     Nine Months     Three Months      Year
                                 Ended       Ended        Ended           Ended         Ended
                             December 31,   June 30,    June 30,       September 30,   June 30,
                                1995          1995        1994             1993          1993
                             ------------   --------    --------       -------------   --------
Service cost                     $ 0.6        $ 0.5        $  --           $  --          $  --
Interest cost                      3.5          4.1          1.7             0.6            2.1
Return on assets                  (7.3)        (4.8)        (0.8)           (0.3)          (2.5)
Other                              3.7          0.7         (1.0)           (0.3)           0.4
                                 -----        -----        -----           -----          -----
                                 $ 0.5        $ 0.5        $(0.1)          $  --          $  --
                                 =====        =====        =====           =====          =====

The funded status of the U.S. plans was (in millions):

                                   December 31,    June 30,      June 30,
                                       1995          1995          1994
                                   ------------    --------      --------
Fair value of plan assets            $ 97.2         $ 88.6        $ 29.2
Projected benefit obligation          (91.6)         (84.9)        (30.1)
                                     ------         ------        ------
Plan assets greater(less) than
  projected benefit obligation          5.6            3.7          (0.9)
Unrecognized net (gain) loss           (6.0)          (3.7)          2.9
Unrecognized net transition asset      (0.6)          (0.6)         (0.7)
Additional minimum liability             --             --          (2.2)
                                     ------         ------        ------
Prepaid (accrued) pension costs      $ (1.0)        $ (0.6)       $ (0.9)
                                     ======         ======        ======

Accumulated benefits                 $(91.6)        $(84.8)       $(30.1)
                                     ======         ======        ======

Vested benefits                      $(84.9)        $(79.0)       $(30.0)
                                     ======         ======        ======

Settlement and curtailment gains of $1.6 million were recognized for the nine months ended June 30, 1994 for non-U.S. plans, resulting primarily from the conversion of defined benefit plans to defined contribution plans.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE G (Continued)

Non-U.S. net pension cost consisted of (in millions):


                                      Reorganized Company                Predecessor Company
                             -------------------------------------     ------------------------
                              Six Months      Year     Nine Months     Three Months      Year
                                 Ended       Ended        Ended           Ended         Ended
                             December 31,   June 30,    June 30,       September 30,   June 30,
                                1995          1995        1994             1993          1993
                             ------------   --------    --------       -------------   --------
Service cost                     $ 1.0        $ 1.3        $ 0.7           $ 0.3          $ 1.7
Interest cost                      1.2          1.9          1.8             0.7            3.2
Return on assets                  (1.8)        (2.6)        (2.4)           (0.9)          (3.9)
Other                             (0.2)         0.3          0.6             0.1            0.4
                                 -----        -----        -----           -----          -----
                                 $ 0.2        $ 0.9        $ 0.7           $ 0.2          $ 1.4
                                 =====        =====        =====           =====          =====

The funded status of non-U.S. plans was (in millions):

                                        December 31,   June 30,     June 30,
                                            1995         1995         1994
                                        ------------   --------     --------
Fair value of plan assets                 $ 59.2       $ 59.6       $ 32.5
Projected benefit obligation               (49.8)       (50.7)       (31.4)
                                          ------       ------       ------
Plan assets in excess of projected
   benefit obligation                        9.4          8.9          1.1
Unrecognized net gain                       (0.7)        (0.9)        (0.2)
                                          ------       ------       ------
Prepaid pension costs                     $  8.7       $  8.0       $  0.9
                                          ======       ======       ======

Accumulated benefits                      $(44.2)      $(45.0)      $(29.8)
                                          ======       ======       ======

Vested benefits                           $(38.8)      $(39.6)      $(26.1)
                                          ======       ======       ======


The following assumptions were used to measure net periodic pension cost for the defined benefit pension plans:


                    December 31, 1995         June 30, 1995          June 30, 1994
                    -----------------       -----------------      -----------------
                    U.S.     Non-U.S.       U.S.      Non-U.S.     U.S.     Non-U.S.
                    Plans     Plans         Plans      Plans       Plans     Plans
                    -----    --------       -----     --------     -----    --------
Discount rate        8.0%    7.0%-12.0%     8.0%     7.0%-12.0%    8.0%     7.5%-9.5%
Average increase
 in compensation
 levels           0.0%-4.0%  3.5%-9.0%    0.0%-4.0%  3.5%-9.0%    0.0%     4.0%-7.0%

The expected long-term rate of return for plan assets was 8.0% for U.S. plans and 7.5%-12.0% for non-U.S. plans for the six months ended December 31, 1995 and for the years ended June 30, 1995, 1994 and 1993.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE G (Continued)

As a result of freezing all future benefits under one of the U.S. plans, no increase in compensation is assumed for this plan beginning in 1993. Plan assets consist principally of equity and fixed income mutual funds. Annual cost is determined using the projected unit credit actuarial method.

DEFINED CONTRIBUTION PLANS: Contributions are generally based on fixed amounts of eligible compensation. The Company's expense for U.S. and non-U.S. plans totaled $5.0 million for the six months ended December 31, 1995, $9.6 million for the year ended June 30, 1995, $6.3 million for the nine months ended June 30, 1994, $2.8 million for the three months ended September 30, 1993, and $14.0 million for the year ended June 30, 1993.

OTHER POSTRETIREMENT BENEFITS: The Company provides postretirement benefits under two U.S. plans and an international plan. One U.S. plan covers two groups of current or previous employees. Class A retirees represent a closed group of employees who were age 59 with at least 9 years of service as of December 31, 1984. Coverage includes lifetime medical and dental benefits. Benefits are integrated with Medicare using a traditional coordination approach. Contributions by retirees are fixed. Class B retirees represent all other employees who have retired or will have retired with at least 10 years of service and a total of 75 age and service points by June 30, 1995. These current and future retirees can choose among the various medical options extended to active employees. Employee contributions vary based upon the level of coverage selected. The Company's contribution for Class B current and future retirees will be adjusted annually to reflect increases in medical trends until the contribution to the Plan equals twice the 1992 level. At that time, subsequent cost increases will be paid fully by increases in employee contributions.

The second U.S. plan and the international plan cover employees of the businesses acquired as part of the Bull acquisition. Postretirement healthcare coverage was generally provided to employees retiring on or after attaining age 55, who had rendered at least 10 years of service, until the age of 65.

U.S. net periodic postretirement benefit cost consisted of (in millions):



                                      Reorganized Company                Predecessor Company
                             -------------------------------------     ------------------------
                              Six Months      Year     Nine Months     Three Months      Year
                                 Ended       Ended        Ended           Ended         Ended
                             December 31,   June 30,    June 30,       September 30,   June 30,
                                1995          1995        1994             1993          1993
                             ------------   --------    --------       -------------   --------
Service cost                     $ 0.1        $0.1         $0.1            $ --           $0.1
Interest cost                      0.5         0.8          0.6             0.2            0.9
Amortization of
  unrecognized gain               (0.2)         --           --              --             --
                                 -----        ----         ----            ----           ----
                                 $ 0.4        $0.9         $0.7            $0.2           $1.0
                                 =====        ====         ====            ====           ====

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE G (Continued)

The funded status of the U.S. plans was (in millions):

                                              December 31,  June 30,  June 30,
                                                 1995         1995      1994
                                              ------------  --------  --------
Fair value of plan assets                         $  --       $  --    $   --
Accumulated postretirement benefit obligation:
  Retirees                                         10.6        12.6       9.2
  Other fully eligible plan participants            1.9         1.7       1.1
  Other active plan participants                    1.0         1.5       0.4
Unrecognized net gain                               4.5         2.5       1.0
                                                  -----       -----     -----
Accrued postretirement benefit liability          $18.0       $18.3     $11.7
                                                  =====       =====     =====


Non-U.S. net periodic postretirement benefit cost approximated $0.1 million for the six months ended December 31, 1995 and the year ended June 30, 1995.

The funded status of the non-U.S. plan was (in millions):

                                               December 31,        June 30,
                                                   1995              1995
                                               ------------        --------
Fair value of plan assets                          $ --               $ --
Accumulated postretirement benefit obligation:
  Retirees                                          0.8                0.6
  Other fully eligible plan participants            0.2                0.3
  Other active plan participants                     --                0.5
                                                   ----               ----
Accrued postretirement benefit liability           $1.0               $1.4
                                                   ====               ====


The following assumptions were used to measure net periodic postretirement benefit costs:

                                                                                   June 30,
                                  December 31, 1995             June 30, 1995        1994
                                 --------------------      --------------------    --------
                                  U.S.       Non-U.S.       U.S.       Non-U.S.     U.S.
                                 Plans        Plan         Plans        Plan        Plan
                                 -----      --------       -----      --------     -----
Increase in healthcare costs
  during the period            10.3-11.0%   11.0%        11.0-12.0%   11.0%       11.0%
Ultimate trend rates             5.0-6.3%    5.0%         5.0-7.0%     5.0%        7.0%
Years to ultimate trend rates   4-12 yrs     5 yrs        5-11 yrs     6 yrs       3 yrs
Discount rates                  7.0-8.3%     8.0%         8.0%         8.0%        8.0%

If the health care cost trend rate was increased 1%, the accumulated postretirement benefit obligation as of December 31, 1995 would have increased by 4.7% and 10.3% for the U.S. and non-U.S. plans, respectively. The effect of this change on the aggregate of service and interest cost for the six months ended December 31, 1995 would be an increase of 4.9% and 16.0% for the U.S. and non-U.S. plans, respectively.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE H--INDUSTRY, GEOGRAPHIC AND SIGNIFICANT CUSTOMER INFORMATION

INDUSTRY SEGMENT INFORMATION: The Company operates primarily in one industry segment, which includes serving customers in approximately 130 countries with workflow, imaging, document management and related software applications for client/server open systems, and integration and support services for office networks, along with continuing to provide to its proprietary minicomputer customers upgrade products, service, and open systems coexistence and migration products.

GEOGRAPHIC INFORMATION: Transfer prices to non-U.S. sales subsidiaries, combined with supplemental commission and expense reimbursement arrangements, are intended to produce profit margins commensurate with the sales and service effort associated with the products sold, and are comparable to prices charged to unaffiliated distributors. Sales and transfers between manufacturing subsidiaries are made with reference to prevailing market prices.

SIGNIFICANT CUSTOMER: The Company had revenues from the U.S. government and its agencies of approximately $123 million for the six months ended December 31, 1995, $150 million for the year ended June 30, 1995, $101 million for the nine months ended June 30, 1994, $40 million for the three months ended September 30, 1993, and $226 million in fiscal 1993, or approximately 22% of total revenues for the six months ended December 31, 1995, 16% of total revenues for the year ended June 30, 1995, 16% of total revenues for the nine months ended June 30, 1994, 19% of total revenues for the three months ended September 30, 1993, and 18% of total revenues for the year ended June 30, 1993. The majority of these revenues were in the United States geographic area.

Certain information on a geographic basis follows (in millions):



                                      Reorganized Company                Predecessor Company
                             -------------------------------------     ------------------------
                              Six Months      Year     Nine Months     Three Months      Year
                                 Ended       Ended        Ended           Ended         Ended
                             December 31,   June 30,    June 30,       September 30,   June 30,
                                1995          1995        1994             1993          1993
                             ------------   --------    --------       -------------   --------
Revenues from
  unaffiliated
  customers:
United States,
  including direct
  export sales                  $304.1        $453.7      $309.7          $109.0       $  602.3
Europe                           136.4         307.4       226.6            62.9          411.5
Asia/Pacific                      82.6         134.3        78.6            29.5          182.1
Americas                          33.6          51.8        29.5             9.5           51.1
                                ------        ------      ------          ------       --------
                                $556.7        $947.2      $644.4          $210.9       $1,247.0
                                ======        ======      ======          ======       ========
Interarea transfers:
United States                   $  7.4        $ 20.9      $ 21.6          $  5.8       $   69.0
Europe                              --           0.3         1.1             0.5           22.5
Asia/Pacific                       0.8            --         0.2              --           32.9
Americas                            --           0.2          --              --            0.6
                                ------        ------      ------          ------       --------
                                $  8.2        $ 21.4      $ 22.9          $  6.3       $  125.0
                                ======        ======      ======          ======       ========

The decline in interarea transfers is due to the downsizing and sale of certain manufacturing operations due to lower product revenues.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE H (Continued)



                                      Reorganized Company                Predecessor Company
                             -------------------------------------     ------------------------
                              Six Months      Year     Nine Months     Three Months      Year
                                 Ended       Ended        Ended           Ended         Ended
                             December 31,   June 30,    June 30,       September 30,   June 30,
                                1995          1995        1994             1993          1993
                             ------------   --------    --------       -------------   --------
Income (loss) from
  continuing
  operations before
  income taxes and
  reorganization
  items:
United States                   $(29.1)       $(40.8)     $ 26.4          $  1.6        $(64.7)
Europe                             9.0          10.5         8.2            (2.3)        (19.1)
Asia/Pacific                       5.6         (17.4)      (16.8)            9.9           4.8
Americas                           3.2         (12.7)        0.5             1.6          (0.2)
Eliminations                       4.7           2.7         2.1             1.5           9.3
                                ------        ------      ------          ------        ------
                                $ (6.6)       $(57.7)     $ 20.4          $ 12.3        $(69.9)
                                ======        ======      ======          ======        ======

The loss from continuing operations before income taxes and reorganization items for the six months ended December 31, 1995 and the year ended June 30, 1995 includes $27.2 million and $64.2 million, respectively of acquisition-related charges.





                                                                       Predecessor
                                       Reorganized Company               Company
                             -------------------------------------    -------------
                             December 31,   June 30,    June 30,          June 30,
                                1995          1995        1994             1993
                             ------------   --------    --------       -------------
Identifiable assets
  (excluding
  intercompany):
United States                   $504.4        $517.1      $372.1          $268.9
Europe                           196.1         181.7       203.5           176.8
Asia/Pacific                      90.6         106.5        75.3            82.4
Americas                          52.5          57.1        35.8            31.8
Eliminations and
  other                           (1.8)         (1.7)       (0.7)           28.9
                                ------        ------      ------          ------
                                $841.8        $860.7      $686.0          $588.8
                                ======        ======      ======          ======

The increase in identifiable assets from June 30, 1994 to June 30, 1995 is primarily the result of the Bull acquisition, which occurred in January 1995. The increase in identifiable assets from June 30, 1993 to June 30, 1994 is due principally to the implementation of fresh-start reporting, which resulted in the establishment of intangible assets.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE I--COMMITMENTS AND CONTINGENCIES

LEASES: Rental expense amounted to $14.1 million for the six months ended December 31, 1995, $17.6 million for the year ended June 30, 1995, $16.7 million for the nine months ended June 30, 1994, $8.0 million for the three months ended September 30, 1993, and $29.0 million in fiscal 1993. Future minimum lease commitments on noncancelable operating leases are $36.5 million, $30.8 million, $26.4 million, $20.5 million and $21.8 million for the twelve months ended December 31, 1996, 1997, 1998, 1999 and 2000, respectively, and $44.3 million thereafter. These minimum lease commitments include approximately $63 million related to facilities the Company has elected to abandon in connection with the restructuring and acquisition-related initiatives.

LETTERS OF CREDIT: At December 31, 1995 and June 30, 1995, the Company had $10.4 million and $9.2 million, respectively, in letters of credit outstanding under a financing facility with BTCC (see Note D, Financing Arrangements).

FOREIGN CURRENCY GAINS(LOSSES): Foreign currency exchange and translation gains or losses included in operations amounted to a $0.1 million gain for the six months ended December 31, 1995, a $0.7 million loss for the year ended June 30, 1995, a $0.3 million loss for the nine months ended June 30, 1994, a $0.3 million gain for the three months ended September 30, 1993, and a $0.2 million loss in fiscal 1993.

FORWARD EXCHANGE CONTRACTS: There were no forward exchange contracts at December 31, 1995. At June 30, 1995 and 1994, the Company had forward exchange contracts with maturities of less than one year, to exchange predominately European currencies for U.S. dollars in the amounts of $12.9 million and $9.5 million, respectively, in foreign currency. Market risk arises from fluctuation of currency rates during the period that contracts are outstanding.

LITIGATION: On October 27, 1994, Wang filed suit against FileNet Corporation alleging the infringement of five Wang patents covering a wide range of imaging and workflow technologies. A sixth imaging patent was subsequently added. Wang is seeking damages and injunctive relief. The parties are currently engaged in the discovery process. The trial is currently scheduled for calendar 1996.

The Company is a defendant in several "repetitive stress injury" ("RSI") cases. Such cases, which have been filed against a large number of computer manufacturers, allege that the various defendants' keyboards caused the plaintiffs' RSI. The Company believes that all RSI claims brought against the Company arising before the confirmation of the Reorganization Plan will be discharged pursuant to the Reorganization Plan. In addition, the Company has maintained comprehensive general liability insurance policies with several insurers. These policies indemnify the Company for bodily injury damages arising out of its operations and products. Nevertheless, high deductibles, retrospective premium adjustments, and other issues relating to insurance coverage of RSI claims may significantly limit the amount of insurance coverage available to the Company for such claims. Given the lack of legal precedent with respect to RSI claims, the Company can predict neither the number of cases nor the associated claims for damages that may be filed against the Company. To date approximately 60 claims have been made against the Company alleging damages for RSI injuries. Claims for all but four of

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE I (Continued)

these have been filed as part of the Company's Chapter 11 proceeding (the Company filed for Chapter 11 protection in August 1992 and effectively emerged from Chapter 11 on September 30, 1993). The Company believes that all of these actions, including those commended after the Chapter 11 proceeding, will be resolved under the Reorganization Plan. The Company intends to defend itself vigorously against any liability asserted.

Prior to its filing for Chapter 11 protection, the Company was also a defendant in a number of other lawsuits arising from the conduct of its business. Substantially all such suits were stayed while the Company operated under Chapter 11. Claims in such suits relating to periods prior to the Company's filing under Chapter 11 are being extinguished and, to the extent allowed, have been provided for under the Reorganization Plan. Although the Company is not in a position to predict accurately the results of specific matters, the Company does not currently believe that its liability, if any, for all litigation will be material to the Company's consolidated financial position or its results of operations.

On September 5, 1995, the Company filed suit in the United States District Court for the Eastern District of Virginia against Decision One (formerly known as Decision Servcom, Inc.) ("DSI"), alleging infringement by DSI of copyrights held by the company on the operating system software for the Company's VS line of minicomputers. On February 3, 1996, the Company and DSI reached an agreement to settle the lawsuit on terms acceptable to the Company.

NOTE J--FRESH-START REPORTING, REORGANIZATION AND RESTRUCTURING

EXPENSES

FRESH-START REPORTING: At a hearing on September 20, 1993, the Company's Reorganization Plan under Chapter 11 was confirmed by the United States Bankruptcy Court for the District of Massachusetts (the "Court"). The formal confirmation order was entered on September 21, 1993, and became effective on September 30, 1993 (the "Confirmation Date"). The Reorganization Plan was consummated on December 16, 1993 (the "Consummation Date").

As a result of the confirmation of the Reorganization Plan of Wang Laboratories, Inc., the Company's predecessor Massachusetts corporation (the "Predecessor Company"), the Company implemented fresh-start reporting as of September 30, 1993. Under the provisions of AICPA Statement of Position 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," the Company was required to adopt fresh-start reporting upon emergence from Chapter 11 since the reorganization value (approximate fair value) of the assets of the Company immediately before confirmation of the Plan was less than the total of all post-petition liabilities and allowed pre-petition claims, and holders of the existing voting shares immediately before the confirmation of the Plan would receive less than 50% of the voting shares of the emerging Company.

The Company's Consolidated Balance Sheet as of June 30, 1994 was prepared as if the Company were a new reporting entity at September 30, 1993, and reflects certain reorganization adjustments that include the restatement of assets and liabilities to approximate fair value and the discharge of outstanding liabilities relating to creditors' claims against the Company, which have been satisfied primarily by new common stock. The Statement of Operations and the Statement of Cash Flows for the six months ended December 31, 1995, the year ended June 30, 1995 and the nine months ended June 30, 1994 incorporate the effects of fresh-start reporting. However, the Statement of Operations and

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J (Continued)

the Statement of Cash Flows for the three months ended September 30, 1993 and the year ended June 30, 1993 are based on historical costs. Accordingly, the Company has presented the Statement of Operations and Statement of Cash Flows for the nine months ended June 30, 1994 and the three months ended September 30, 1993, but has not presented a Statement of Operations and Statement of Cash Flows for the twelve months ended June 30, 1994. A vertical line has been drawn on the accompanying financial statements to distinguish between the Reorganized Company and the Predecessor Company.

Under the Reorganization Plan, 30 million shares of the Company's new Common Stock are being distributed to holders of unsecured claims against the Predecessor Company, including debenture holders. Of the total shares to be distributed, approximately 20 million shares were distributed as part of the initial distribution and 7 million shares were distributed in March 1995 as a second distribution. The balance of the shares remains in a disputed claims reserve and is held by a Disbursing Agent appointed under the Reorganization Plan. The Common Stock held in the disputed claims reserve may not be voted until it has been distributed by the Disbursing Agent. The initial and second distributions were based on the then-current amount of allowed unsecured claims and estimated disputed unsecured claims, which were approximately $938 million at the time of the initial distribution and $724 million at the second distribution. Additional distributions are being made to holders of allowed unsecured claims as either their claims are allowed, or as disputed claims are disallowed. At the present time, the Company estimates that the final allowed amount of unsecured claims will be in the $700 million to $725 million range.

In addition to the issuance and distribution of Common Stock, the Company made cash payments totaling $10.9 million through December 31, 1995, to holders of administrative claims, priority tax and wage claims, and certain debts and executory contracts assumed as part of the Reorganization Plan. Certain administrative priority cash claims received deferred cash payments plus interest.

The balance sheet of the Reorganized Company, upon adoption of fresh-start reporting, contains the following (in millions):

        Reorganization value of assets                $675.5
        Less present value of liabilities
          to be paid                                   431.6
                                                      ------
        Reorganization value of stockholders'
          equity                                      $243.9
                                                      ======

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J (Continued)

The Statement of Operations for the three months ended September 30, 1993 contains a $329.3 million gain on debt discharge resulting from confirmation of the Reorganization Plan and a $193.6 million fresh-start reporting adjustment reflecting the restatement of assets and liabilities consistent with the reorganization value of the Reorganized Company.

The reorganization value of the Company's assets and stockholders' equity was established based upon the Company's "enterprise value," as determined by the analysis of the Company's financial advisor, Donaldson, Lufkin and Jenrette ("DLJ"). In preparing its analysis, DLJ, among other things: (a) reviewed recent publicly available financial statements of the Company, as well as financial projections prepared by the Company; (b) prepared a discounted cash flow analysis using a discount rate range of 21.5%-23.5% on the projections for fiscal years 1994-1996; (c) considered the market values and historical acquisitions of publicly traded companies comparable to the operating characteristics of the Reorganized Company; and (d) considered economic and industry information relevant to the operating business of the Company. Financial projections prepared by the Company analyzed all aspects of the Company's operations, including its customer base, technology, management and infrastructure, to identify core competencies on which a new business could be built. The business plan was based on success in developing and marketing imaging and related open systems office productivity software, and in providing value-added network integration and support services, initially to the Company's installed VS base.

"Enterprise value" represents an estimated value of the Company based upon its reorganized capital structure at the Confirmation Date, estimated by DLJ to be in a range from $325 to $425 million. For purposes of fresh-start reporting, the mid-point of this range, or $375 million, was used. The "enterprise value" of the Company consists of the following elements (in millions):

        Reorganized value of stockholders' equity     $243.9
        Long-term debt                                   4.4
        Long-term restructuring                         15.8
        Other long-term liabilities                     50.9
        Exchangeable preferred stock and
          common stock to be issued                     60.0
                                                      ------
                                                      $375.0
                                                      ======

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J (Continued)

Unaudited Pro Forma financial data for the year ended June 30, 1994, assuming the Plan was confirmed on July 1, 1993, indicates revenues of $855.3 million, net income from continuing operations of $15.6 million, net income attributable to common shareholders of $8.0 million and earnings per share of $0.25. The unaudited Pro Forma net income includes the effect of amortization of the fresh-start intangible assets of $6.9 million for the quarter ended September 30, 1993, and eliminates historical reorganization expenses, including restructuring items, of $34.9 million associated with the Company's emergence from Chapter 11. The earnings per share calculation assumes that the 30,479,766 shares issued in connection with the Plan and the 1.5 million shares issued in the private placement financing, have been outstanding since the beginning of the year, and that net income has been reduced by cumulative dividends and accretion of $7.6 million related to the Company's Preferred Stock.

The unaudited Pro Forma financial data does not include the non-recurring $329.3 million gain on debt discharge and fresh-start reporting adjustment of $193.6 million, recorded in connection with the implementation of fresh-start reporting. The assumptions do not purport to reflect all the changes that would have occurred had the reorganization occurred on July 1, 1993.

REORGANIZATION EXPENSES: Reorganization expenses relate to the reorganization and restructuring of the Company in connection with implementing the Reorganization Plan and consist of the following (in millions):

                                     Three Months Ended           Year Ended
                                     September 30, 1993          June 30, 1993
                                     ------------------          -------------
  Restructuring, net                       $ 8.2                     $ 92.2
  Professional fees                         16.1                       15.4
  Foreign exchange (gain) loss              (3.9)                       5.8
  Write-off of pre-petition debt
    issuance costs                            --                        4.0
  Administrative and other incremental
    Chapter 11 costs                        14.5                        9.9
                                           -----                     ------
                                           $34.9                     $127.3
                                           =====                     ======

The net restructuring provisions recorded by the Predecessor Company of $8.2 million during the three-month period ended September 30, 1993 and $92.2 million in fiscal 1993 have been classified as reorganization items in the statement of operations. The restructuring initiatives undertaken during this period were in direct response to a preliminary Joint Plan of Reorganization prepared by the Company and the Official Creditors' Committee and filed with the Bankruptcy Court on March 21, 1993. Acceptance of the Joint Plan was predicated on additional downsizing and restructuring, consistent with the Company's business plan as outlined in that document. Specific actions to be taken were identified, quantified and recorded during the periods prior to finalization of the preconfirmation financial statements.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J (Continued)

Professional fees and administrative and other incremental Chapter 11 costs for the three months ended September 30, 1993, include $18.8 million of expenses recorded in fresh-start reporting for amounts expected to be incurred through the completion of all Chapter 11-related matters.

Foreign exchange gain (loss) relates primarily to the exposed portion of the Company's pre-petition Swiss franc-denominated bonds and is due to exchange rate fluctuations between the Swiss franc and the U.S. dollar.

In accordance with SOP 90-7, interest income earned post-petition of approximately $0.9 million for the three months ended September 30, 1993, and $1.0 million for the year ended June 30, 1993, is included in the "Administrative and other incremental Chapter 11 costs" category listed above.

RESTRUCTURING EXPENSES: The Company had taken a series of restructuring initiatives from 1989 through 1994. These actions were taken in response to the dramatic changes taking place in the computer and information technology industry beginning in the mid-1980s. Rapid developments in microprocessor technology have resulted in smaller, more powerful computers and systems that were replacing mainframe and mini-computer systems. As customers became less dependent on proprietary computer systems and software, they began to migrate to open systems hardware and software. The Company had already initiated a strategy to transition from its emphasis on proprietary systems and software to its new focus as a provider of office productivity solutions. However, these industry changes resulted, during 1989, in a first-time decline in the Company's total product and service revenues. The Company undertook restructuring initiatives in direct response to these conditions. These actions included workforce reductions, realignment of the sales and service organization, consolidation of certain operating facilities, and the discontinuation of operations not considered part of the Company's strategic direction. The need for continued change and downsizing, which eventually outpaced available sources of cash during 1992, resulted in the need for the Company to seek the relief of Chapter
11. The initiatives in 1993 and 1994 were taken to further restructure the Company prior to its emergence from Chapter 11.

The activity related to these restructuring actions through December 31, 1995, is summarized in the following table (in millions):

                                              Liabilities
                                   Charges   Discharged at
                                     to      September 30,                                                Charges
                                 Operations    1993 and     Charges                                       utilized
                       Balance     in 1993    Effects of    utilized   Adjustments  Charges    Balance    July 1 to     Balance
                       June 30,      and     Fresh-start    in 1993    to Accrual   utilized   June 30,  December 31,  December 31,
                         1992       1994      Reporting     and 1994     in 1995    in 1995      1995       1995           1995
                       ------------------------------------------------------------------------------------------------------------
Facilities             $132.0     $  2.8        $(30.4)     $ (70.7)      $ 1.2      $(24.7)    $10.2      $(4.4)         $ 5.8
Depreciable assets       78.3       67.8          (9.5)      (121.7)       (2.0)       (9.2)      3.7       (0.2)           3.5
Workforce-related        80.2       35.3           9.6        (99.7)       (0.6)      (21.2)      3.6       (1.3)           2.3
Other                   111.3       19.7          (9.4)      (108.2)       (0.8)       (6.2)      6.4       (1.7)           4.7
                       ------     ------        ------      -------       -----      ------     -----      -----          -----
Total                  $401.8      125.6        $(39.7)     $(400.3)      $(2.2)     $(61.3)    $23.9      $(7.6)         $16.3
                       ======                   ======      =======       =====      ======     =====      =====          =====
Realized gains on
  related asset
  sales                            (25.2)
                                  ------
Net provision                     $100.4
                                  ======

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J (Continued)

The December 31, 1995 and June 30, 1995 balances of the restructuring reserves are classified as follows (in millions):

                                         December 31,  June 30,
                                             1995        1995
                                         ------------  --------
  Depreciable assets                        $ 3.5       $ 3.7
  Accounts payable, accrued expenses
    and other                                 8.9        14.8
  Liabilities of businesses held for sale     0.4         1.0
  Non-current liabilities                     3.5         4.4
                                            -----       -----
                                            $16.3       $23.9
                                            =====       =====

Cash outlays to complete the balance of the Company's restructuring initiatives are estimated to approximate $8 million in fiscal 1996 and $4 million in fiscal 1997. The cash outlays related to the facilities reserve are not expected to extend beyond June 30, 1997, although they may be required earlier in the event of any lease termination settlements. Workforce-related actions were completed by September 30, 1994, although under certain circumstances the actual payment of termination costs extended beyond that date.

The Company, after it had finalized a formal plan to restructure its operations, recorded its restructuring charges and related reserves based upon the best information available at the time. The facilities-related reserves for the Company's excess manufacturing, sales and service, and other support facilities were established to recognize the lower of the amount of the remaining lease obligations, net of any sublease rentals, or the expected lease settlement costs. These reserves are utilized only when the excess space has been vacated and there are no plans to utilize the facility in the future. Depreciable assets-related reserves were established to recognize, at net realizable value, the disposal value of real estate, leasehold improvements, spares and other productive assets no longer required. Workforce-related reserves, consisting principally of severance costs, were established based on specific identification of the number of employees to be terminated, their job classifications or functions and their locations. Other asset-related reserves were established principally to recognize a write-down in the value of certain inventory, capitalized software and other assets directly related to the actions taken by the Company to significantly curtail manufacturing and development activities related to its proprietary hardware and software products.

The 1993 and 1994 restructuring provisions were offset by $25.2 million in gains on the sale of non-strategic assets sold in connection with the Company's Reorganization Plan. The restructuring provisions included $67.8 million for depreciable asset write-downs, $35.3 million for employee termination costs, $10.3 million for the disposal of certain sales and manufacturing subsidiaries, $2.8 million for abandonment of facilities, and $9.4 million for various other restructuring actions, including the write-down of other assets, such as inventories and capitalized software. These

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J (Continued)

restructuring charges were required to further reduce the worldwide sales, manufacturing, finance and administration, and research and development personnel to approximately 5,000 people. These personnel reductions resulted in significantly reduced requirements for real estate and other facilities and in related write-downs in depreciable assets. Included in asset write-downs were provisions for inventory write-downs as a result of the reduced manufacturing requirements.

In December 1993, the Company sold a 70% interest in its New Zealand subsidiary for net proceeds of $7.0 million. The loss on the sale was recorded as part of the 1994 restructuring initiative. The Company recorded $0.8 million in equity income for the twelve months ended June 30, 1995, relating to this subsidiary. At June 30, 1995, the equity investment in New Zealand was $4.8 million and is included in other non-current assets on the accompanying consolidated balance sheet.

On March 31, 1993, the Company sold the remaining approximately 70% interest in its Taiwan manufacturing subsidiary, Wang Laboratories Taiwan Ltd., and a 51% interest in Wang Industrial Company Ltd. ("WICL"), its Taiwan sales and marketing subsidiary. In return for the ownership interests in the two subsidiaries, the Company and other Company subsidiaries were relieved of approximately $184 million in obligations to the Taiwan manufacturing and sales subsidiaries. During fiscal 1995, the Company sold its remaining 49% interest in WICL. Proceeds from the sale amounted to $13.4 million.

NOTE K--FAIR VALUE OF FINANCIAL INSTRUMENTS

The Financial Accounting Standards Board requires disclosure of the fair value of financial instruments under Statement of Financial Accounting Standard No. 107, "Disclosure About Fair Value of Financial Instruments."

The Company's financial instruments as of December 31, 1995, June 30, 1995 and June 30, 1994 were cash and cash equivalents, forward exchange contracts, long- and short-term debt, warrants and preferred stock. The carrying amounts reported in the balance sheets for cash and cash equivalents, forward exchange contracts and long and short-term debt approximate their fair value. The fair value of the Company's publicly traded warrants is determined by the closing price on a nationally recognized exchange. The fair value of the warrants was approximately $38.4 million, $49.7 million and $44.1 million, at December 31, 1995 and June 30, 1995 and 1994, respectively. The fair values of the Company's preferred stock are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rate for similar borrowing arrangements. The Company's 4 1/2% Preferred Stock approximates fair value while the fair value of the 11% Preferred Stock was estimated at $72.9 million at December 31, 1995 and $69.1 million at June 30, 1995.

NOTE L--SUMMARIZED INCOME STATEMENT DATA

On January 31, 1995, the Company completed the Bull acquisition. The purchase price for Bull is subject to change based on post-closing adjustments to certain balance sheet items as contractually required under the Asset and Stock Purchase Agreement. The post-closing adjustments are the subject of ongoing negotiations and are in the preliminary stages of arbitration. During this period of ongoing negotiations the Company has been unable to obtain

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE L (Continued)

the necessary cooperation from Bull and its auditors to either provide pre-acquisition financial statements of the acquired Bull businesses, as audited by Bull's auditors, or have the Company's own independent auditors conduct an audit of the pre-acquisition financial statements.

In lieu of providing pre-acquisition financial statements of the acquired Bull businesses, the Company has provided unaudited summarized consolidated income statement data of the Company, including the acquired businesses, for the period from February 1, 1995 to December 31, 1995. Because the acquired Bull businesses have been integrated and consolidated with the Company's existing businesses, separate financial statements of the acquired Bull businesses subsequent to the acquisition are not available.

Unaudited summarized income statement data for the eleven months ended December
31, 1995, which includes eleven months of Bull activity for the same period, are as follows (in millions, except per share data):

                                            Eleven Months Ended
                                              December 31, 1995
                                            -------------------
   Revenues                                      $1,042.0

   Net loss                                        ($71.9)
   Net loss applicable to common stockholders      ($82.7)

   Per share amounts:
   Net loss                                        ($2.01)
   Net loss applicable to common stockholders      ($2.31)

NOTE M--SUBSEQUENT EVENT

On February 27, 1996, the Company completed a private placement of 2,875,000 Depositary Shares, each representing a 1/20 interest in a share of 6 1/2% Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), for approximately $139 million, net of transaction costs. The 143,750 shares of Series B Preferred Stock, represented by Depositary Shares, are convertible at the option of the holder into Common Stock of the Company at a conversion price of $26.5625 per share of Common Stock subject to adjustment for dividends payable in common stock, the issuance of rights or warrants to purchase common stock, the subdivision, combination or reclassification of common stock and the distribution of other assets to all the holders of common stock. The Series B Preferred Stock may not be redeemed before March 1, 1999. Thereafter, the Series B Preferred Stock may be redeemed at the option of the Company, in whole or in part, at specified redemption prices plus accrued and unpaid dividends.

Approximately $73 million of the proceeds were used to repurchase and retire all of the outstanding shares of the Company's 11% Exchangeable Preferred Stock, at the liquidation preference of $25.00 per share plus accrued and unpaid dividends. The retirement of the 11% Exchangeable Preferred Stock will result in a one-time dividend of $8.8 million reflecting the difference between the repurchase value and the carrying value of the securities, which will be recorded in the quarter ended March 31, 1996. The remainder of the proceeds will be used for general corporate purposes, including possible business acquisitions.

WANG LABORATORIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE M (Continued)

The unaudited Pro Forma Consolidated Balance Sheet as presented in the accompanying December 31, 1995 Consolidated Balance Sheet was prepared as if the issuance of the Series B Preferred Stock and the repurchase and retirement of the 11% Exchangeable Preferred Stock had occurred as of December 31, 1995. The unaudited Pro Forma Consolidated Balance Sheet includes the following adjustments:

- -- Repurchase and retirement of 11% Exchangeable Preferred Stock, at par, for $72.9 million. The difference of $9.0 million between the book value of $63.9 million and repurchase price is recorded as a one-time dividend.

- -- Proceeds from the issuance of the Series B Preferred Stock totaling $143.8 million.

- -- Estimated transaction costs of $4.9 million associated with issuing of Series B Preferred Stock, including underwriting, legal, accounting and other fees.

The pro forma adjustments were estimated utilizing information currently available and include adjustments which give effect to the transaction that are directly attributable and factually supportable. The final adjustments recorded by the Company will differ from those utilized to prepare the unaudited Pro Forma Consolidated Balance Sheet at December 31, 1995. The unaudited Pro Forma Consolidated Balance Sheet does not purport to reflect all changes that would have occurred had the transaction occurred on December 31, 1995.